Exhibit 99.1
News Release

M.D.C. HOLDINGS REPORTS PRELIMINARY NET NEW ORDER ACTIVITY

DENVER, COLORADO, Monday, September 14, 2020. In anticipation of upcoming meetings with investors, M.D.C. Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced preliminary information regarding the Company’s August 2020 quarter-to-date net new home order activity.

For the first two months of the 2020 third quarter, net new home orders increased 75% year-over-year to 2,477, compared with 1,418 for the same period in 2019. The increase was driven by a 73% improvement in the monthly sales absorption rate to 6.48 and a 1% increase in the average number of active subdivisions to 191.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “The sharp increase in demand for new homes has extended into the third quarter, and we are increasingly optimistic that the elevated level of activity is part of a larger trend for our industry. With historically low interest rates and COVID-19 concerns as a backdrop, consumers are showing a strong preference for suburban living, part of a demographic shift that we believe was taking place before the pandemic began. As we approach the close of the third quarter, we are well positioned to reach 8,000 home deliveries for the 2020 full year. Furthermore, we believe we have the lot supply and the right product type to drive significant growth in 2021, provided that market fundamentals remain favorable.”

Monthly Net Orders

	One Month Ended July 31,
	2020	2019	% Change
West	688	407	69%
Mountain	332	177	88%
East	187	97	93%
Total	1,207	681	77%

	One Month Ended August 31,
	2020	2019	% Change
West	726	414	75%
Mountain	381	207	84%
East	163	116	41%
Total	1,270	737	72%

Quarter-to-Date Net Orders

	Two Months Ended August 31,
	2020	2019	% Change
West	1,414	821	72%
Mountain	713	384	86%
East	350	213	64%
Total	2,477	1,418	75%

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 210,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle and Portland. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact: Robert N. Martin
        Senior Vice President and Chief Financial Officer
        1-866-424-3395
        IR@mdch.com

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